NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

NUMBER 3034

SHARES

RECOM MANAGED SYSTEMS, INC.

AUTHORIZED STOCK 50,000,000 SHARES
$.001 PAR VALUE

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 75623Q 20 0

This Certifies that *is the registered holder of* *Shares*

RECOM MANAGED SYSTEMS, INC.

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, *the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed*

Dated:

SECRETARY

RECOM MANAGED SYSTEMS, INC.
CORPORATE
★
Seal
DELAWARE

PRESIDENT

COUNTERSIGNED AND REGISTERED

BY

TRANSFER AGENT AND REGISTRAR:
ATLAS STOCK TRANSFER CORPORATION
5899 SOUTH STATE STREET
SALT LAKE CITY, UTAH